SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): January 22, 1999


              USP  REAL  ESTATE  INVESTMENT  TRUST
     (Exact name of registrant as specified in its charter)



            Iowa                  0-7589           42-6149662
(State or other jurisdiction (Commission File    (IRS Employer
     of incorporation)             No.)       Identification No.)


  4333 Edgewood Road N.E.,               52499
     Cedar Rapids, Iowa                (Zip Code)
   (Address of principal
     executive offices)


 Registrant's telephone number, including area code:  (319) 398-8975


                               N/A
  (Former name or former address, if changed since last report)













Item 5.   Other Events.

On January 22, 1999, the Board of Trustees elected Mr. Richard Osborne as a Trustee. This event was reported in a news release dated January 25, 1999. The news release also included a report on operating results for the fourth quarter and year ended December 31, 1998, as well as a distribution to shareholders of $.08 per share, payable February 16, 1999 to shareholders of record February 4, 1999. A copy of the news release is included herein as an exhibit to this report.

On January 28, 1999, the Trust became aware of an unsolicited offer from a company identified as Sutter Opportunity Fund, LLC to purchase for cash up to 175,000 shares of the Trust (approximately 4.5% of the total outstanding) for $3.25 per share less any distributions paid after November 15, 1998. USP encouraged shareholders to reject the offer based on comparison of the offer price with recent trading prices on the NASDAQ SmallCap Market. This event was reported in a news release dated February 3, 1999. A copy of the news release is included herein as an exhibit to this report.

On February 1, 1999, the Trust prepaid the mortgage loan on Presidential Drive Business Park, the principal balance of which was $706,483. On February 5, 1999, the Trust prepaid the mortgage loan on First Tuesday Mall, the principal balance of which was $463,644. Fees paid to the lenders in connection with the prepayments totaled $11,776. The total monthly debt service on the two loans was $18,561. The source of funds for the loan prepayments was cash the Trust had invested in a money market fund.

The Trust is in process of refinancing the mortgage loans on Mendenhall Commons and North Park Plaza shopping centers. Both loans mature on March 1, 1999. The Mendenhall loan has a principal balance of about $3,930,000 and monthly debt service of $38,533, including interest at 10.25%. The North Park Plaza loan has a principal balance of about $3,945,000 and monthly debt service of $39,334, including interest at 10.5%. While the Trust is still negotiating with a third-party lender to secure permanent financing on both projects, interim financing has been arranged through AEGON USA Realty Advisors, the Trust's advisor, at an interest rate of 200 basis points (2%) over three-month LIBOR, with monthly debt service based on twenty-year amortization.

The prepayment of loans on Presidential Drive and First Tuesday, and the refinancing of loans on Mendenhall Commons and North Park
Plaza, should have a positive impact on the Trust's earnings and cash flow in 1999.

The discussion in this report concerning prepayment and refinancing of mortgage loans and the potential impact on earnings and cash flow contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Actual results and the timing of certain events could differ materially from those stated in the forward-looking statements.

Certain information contained in this report is included in a letter dated February 5, 1999 that will accompany the aforementioned distribution to shareholders payable February 16, 1999. A copy of the letter is included herein as an exhibit to this report.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

              (99)     News release dated January 25, 1999.
              (99.1)   News release dated February 3, 1999.
              (99.2)   Letter to Shareholders dated February 5, 1999.





                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              USP REAL ESTATE INVESTMENT TRUST




                              /s/ Alan F. Fletcher
                              Alan F. Fletcher
                              Vice President and Treasurer
                              (principal financial officer)




                              /s/ Roger L. Schulz
                              Roger L. Schulz
                              Controller
                              (principal accounting officer)

Dated:  February 5, 1999






                          EXHIBIT INDEX



  Exhibit Item          Title or Description


     99                 News release dated January 25, 1999

     99.1               News release dated February 3, 1999

     99.2               Letter to Shareholders dated February 5, 1999







EXHIBIT 99


                              CONTACT:  Alan F. Fletcher
                                        Vice President and Treasurer
                                        (319) 398-8849

FOR IMMEDIATE RELEASE

            USP TRUST REPORTS ANNUAL RESULTS FOR 1998

CEDAR RAPIDS, IOWA--January 25, 1999--USP Real Estate Investment Trust reported net earnings of $738,861 ($.19 per share) for the fourth quarter ended December 31, 1998, bringing annual net earnings to $1,472,257 ($.38 per share). The fourth quarter and annual net earnings for 1998 include a net gain on sale of $528,282 ($.14 per share). In 1997, net earnings were $500,659
($.13 per share) and $896,286 ($.23 per share) for the three and twelve month periods, respectively. The fourth quarter and annual net earnings for 1997 include a realized gain on sale of $259,157 ($.07 per share). Funds from operations (earnings from operations plus depreciation) were $1,775,307 for fiscal year 1998 compared to $1,443,462 in 1997.

Net earnings and funds from operations increased from 1997 to 1998 primarily due to the sale of a property and higher revenue. Geneva Square in Lake Geneva, Wisconsin was sold in December 1998 and the gain from this sale was $528,282 compared to a realized gain on sale of $259,157 in 1997 which was previously deferred from the installment sale of College Square in 1990. Rents at Geneva Square increased significantly from 1997 to 1998, due to the receipt of settlements in the amount of $333,000 from two previous tenants.

The Board of Trustees declared a fourth quarter distribution of $.08 per share payable, February 16, 1999 to shareholders of record February 4, 1999. Quarterly distributions are dependent upon earnings, cash flow, the financial condition of the Trust and other factors reviewed periodically by the Board of Trustees.

In other news, Richard M. Osborne was elected to the Board of Trustees. He is President and Chief Executive Officer of OsAir, Inc., a real property developer and manufacturer of industrial gases. Mr. Osborne is also the sole manager of Turkey Vulture Fund XIII, Ltd., which owns 551,081 shares of USP.

USP Real Estate Investment Trust is headquartered in Cedar
Rapids, Iowa.  Shares are traded over-the-counter on The NASDAQ
System under the symbol USPTS.



              USP Real Estate Investment Trust
                    Results of Operations
                         (Unaudited)



                                          Per                      Per
Quarter ended December 31,       1998     Share       1997         Share


Revenue                      $ 1,211,850           $ 1,247,892

Expenses                       1,001,271             1,006,390

Earnings from operations     $   210,579  .05      $   241,502     .06

Net gain on sale of property     528,282  .14      $   259,157     .07

Net earnings*                $   738,861  .19      $   500,659     .13

Funds from operations**      $   417,565  .11      $   441,528     .11

Dividends to shareholders    $   310,400  .08      $   310,400     .08




                                          Per                      Per
Year ended December 31,          1998     Share        1997        Share


Revenue                      $ 5,331,955           $ 5,012,087

Expenses                       4,387,980             4,374,958

Earnings from operations     $   943,975  .24      $   637,129      .16

Net gain on sale of property $   528,282  .14      $   259,157      .07

Net earnings*                $ 1,472,257  .38      $   896,286      .23

Funds from operations**      $ 1,775,307  .46      $ 1,443,462      .37

Dividends to shareholders    $ 1,241,600  .32      $ 1,241,600      .32



 *Net earnings per share are on a basic and diluted basis.
**Represents earnings from operations plus depreciation.


EXHIBIT 99.1

                              CONTACT:  Alan F. Fletcher
                                        Vice President and Treasurer
                                        (319) 398-8849

FOR IMMEDIATE RELEASE

         USP ENCOURAGES SHAREHOLDERS TO REJECT OFFER

CEDAR RAPIDS, IOWA_February 3, 1999--USP Real Estate Investment Trust has recently become aware of an unsolicited offer from a company identified as Sutter Opportunity Fund, LLC to purchase for cash up to 175,000 shares of USP for $3.25 per share less any distributions paid after November 15, 1998. Total shares issued and outstanding are 3,880,000.

Information obtained by USP indicates the offer commenced on or about January 19, 1999, though USP did not learn of it until January 28, 1999. USP is not affiliated with Sutter Opportunity Fund and has no other information about Sutter.

The price being offered is approximately 15-30% less than the market value of the shares based on recent trading prices on the NASDAQ SmallCap Market, ranging from $3.75 to $4.25 since the offer commenced. USP encourages shareholders to reject the offer based on comparison of such prices with the offer price.

USP Real Estate Investment Trust is headquartered in Cedar
Rapids, Iowa.  Shares are traded on the NASDAQ SmallCap
Market under the symbol USPTS.





EXHIBIT 99.2



To Our Shareholders:

Net earnings were $738,861 ($.19 per share) for the fourth quarter ended December 31, 1998, bringing annual net earnings to $1,472,257 ($.38 per share) for 1998. The fourth quarter and annual net earnings include a net gain on sale of $528,282 ($.14 per share) from the sale of Geneva Square Shopping Center in December 1998. Net earnings for the fourth quarter and year ended December 31, 1997 were $500,659 ($.13 per share) and $896,286 ($.23 per share), respectively, including a net gain of $259,157 ($.07 per share) realized from a previously deferred installment sale. Funds from operations (net earnings less net gain on sale plus depreciation expense) were $1,775,307 in 1998 compared to $1,443,462 in 1997. The increase is due to rent settlements collected in 1998 from two previous tenants at Geneva Square.

On February 1, 1999, the Trust prepaid the mortgage loan on Presidential Drive Business Park, the principal balance of which was $706,483. On February 5, 1999, the Trust prepaid the mortgage loan on First Tuesday Mall, the principal balance of which was $463,644. Fees paid to the lenders in connection with the prepayments totaled $11,776. The total monthly debt service on the two loans was $18,561. The source of funds for the loan prepayments was cash the Trust had invested in a money market fund.

The Trust is in process of refinancing the mortgage loans on Mendenhall Commons and North Park Plaza shopping centers. The Mendenhall loan has a principal balance of $3,930,000 and monthly debt service of $38,533, including interest at 10.25%. The North Park loan has a principal balance of $3,945,000 and monthly debt service of $39,334, including interest at 10.5%. The Trust is negotiating with a third-party lender to secure permanent financing on both projects. However, since the loans mature on March 1, 1999, interim financing has been arranged through AEGON USA Realty Advisors, the Trust's advisor, at an interest rate of 200 basis points (2%) over three-month LIBOR, with monthly debt service based on twenty-year amortization and prepayment allowed at any time without penalty.

The prepayment of loans on Presidential Drive and First
Tuesday, and the refinancing of loans on Mendenhall Commons and North Park Plaza, should have a positive impact on the Trust's earnings and cash flow in 1999. The discussion concerning refinancing of mortgage loans and the potential impact on earnings and cash flow contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. Actual results and timing of certain events could differ materially from those stated in the forward-looking statements.

On January 22, 1999, the Board of Trustees elected Richard
M. Osborne as a Trustee. Mr. Osborne is President and Chief Executive Officer of OsAir, Inc., a real property developer and manufacturer of industrial gases. He is also a director of several other publicly-held companies and the sole manager of Turkey Vulture Fund XIII, Ltd., which owns 551,081 shares (approximately 14.2%) of USP.

On January 28, 1999, USP became aware of an unsolicited offer from a company identified as Sutter Opportunity Fund, LLC to purchase for cash up to 175,000 shares of the Trust (approximately 4.5% of the total outstanding) for $3.25 per share less any distributions paid after November 15, 1998. According to information obtained by USP, the offer commenced on or about January 19, 1999 and will expire on February 19, 1999. USP encouraged shareholders to reject the offer based on comparison of the offer price with then-current trading prices on the NASDAQ SmallCap Market.

The Board of Trustees declared a distribution of $.08 per share, payable February 16, 1999 to shareholders of record
February 4, 1999. Quarterly distributions are dependent upon earnings, cash flow, the financial condition of the Trust and other factors reviewed periodically by the Board of Trustees.




                                   David Blankenship
                                   President
                                   February 5, 1999